WERNER & KENNEDY
                                  1633 Broadway
                               New York, NY 10019
                                    ---------
                        EMAIL: WERNERKENNEDY@MCIMAIL.COM
                            TELEPHONE (212) 408-6900
                            FACSIMILE (212) 408-6950

WRITER'S DIRECT DIAL NUMBER
(212) 408-6900


                                                              June 4, 1997


American Skandia Advisor Funds, Inc.
One Corporate Drive
Shelton, Connecticut  06484

         Re: Pre-Effective Amendment No. 2 to the Registration Statement of American Skandia Advisor Funds, Inc. filed on Form N-1A Securities Act Registration No: 333-23017
                  Investment Company Act No: 811-08085
                  Our File No. 74876-00-114

Dear Mesdames and Messrs.:

         You have requested us, as counsel to American Skandia Advisor Funds, Inc. (the "Company"), to furnish you with this opinion in connection with the above-referenced registration statement (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         We have made such examination of the statutes, authorities, and records of the Company and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Company is a Maryland corporation organized with one or more series of shares and is registered as an open-end management investment company under the 1940 Act, and that the shares, when issued and sold in accordance with the laws of applicable jurisdictions, and with the terms of the Prospectus and Statement of Additional Information included as part of the Registration Statement, will be valid, legally issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form N-1A under the 1933 Act and the 1940 Act, and to the reference to our name under the heading "Legal Counsel and Independent Accountants" included in the Registration Statement.

                                                            Very truly yours,


                                                            /s/ Werner & Kennedy
                                                            Werner & Kennedy